Phunware Issues Letter to Stockholders and Announces Business Update

Phunware Announces Next Generation AI-Driven SaaS Platform

Targets expansion into the Global Mobile App Market expected to exceed $420 Billion by 2028

Austin, TX - October 16, 2024 - Phunware, Inc. (NASDAQ: PHUN) ("Phunware" or the "Company"), a leader in cloud enterprise solutions for mobile applications and related technologies, today issued a letter to stockholders from Mike Snavely, the Chief Executive Officer of Phunware, providing an update on Phunware's existing and new business units and performance and achievements during 2024. The letter provides insight into Phunware's transition to a new generative AI-based software development platform and several other new business initiatives, and its avenues for continued growth and success in 2025.

Dear Fellow Stockholders:

A letter to Stockholders is often written after the end of the year to reflect on successes and challenges and to share insights for the road ahead. However, the past few years have been anything but a normal path for Phunware and as I reflect on my first year as CEO, I felt the time was right to update you on 2024 and to share our vision for 2025 and beyond.

Our primary focus is to create value for our stockholders. One key measure of that is our market capitalization which has varied from $12M late last year to a high of about $120M in the first quarter, settling at about $55M as of the writing of this letter. It’s certain that some of our stockholders’ positions have benefited from this price volatility and some have not. We acknowledge this by saying that we have always acted, and will continue to act, in what we see as the best long-term interests of our stockholders.

Often, volatility drives opportunity, and over the months we have used the trading volume and price volatility to raise capital to stabilize the balance sheet and to provide the capital required to think bigger.

This letter explains what we intend to do with that capital. We couldn’t be more optimistic about our future, and I want to briefly share what we have been doing to strengthen our core business, enhance our operations and right-size our cost structure in service of our strategic vision. More importantly, I am excited to highlight new initiatives we are launching. I believe these steps will help the market at large see why we believe we are a great investment and that our best days are ahead of us.

I’ll remind you of our recent performance: so far this year, we have lowered our cash burn by more than half and have increased sales by two orders of magnitude in the first half of 2024 as compared to the same period in 2023.

Phunware PR - Shareholder Letter (October 2024).v5

	Six Months Ended
	2024	2023	Change
Bookings (contracts executed)	$ 1,746	$ 168	939%
Revenue	1,932	2,640	-27%
Gross profit	994	610	63%
Net loss from:
Continuing operations	(4,923)	(8,126)	39%
Discontinued operations		(2,667)	100%
Loss per share from:
Continuing operations	(0.65)	(3.90)	83%
Discontinued operations		(1.28)	100%

We believe our sales engine is just getting underway

As we move toward the end of the year and into 2025, we continue to do the blocking and tackling to continue to sell and grow revenue. We have been able to recruit seasoned sales and marketing talent to help us get our message out to more customers and to win more deals. We are also announcing various initiatives to unlock additional markets and to position ourselves as the most advanced and highest potential company in mobile globally.

Our Software Business continues to evolve to pick up new efficiencies and to unlock new markets

Phunware PR - Shareholder Letter (October 2024) candidate final

Phunware is a market leader in providing enterprise cloud solutions for mobile applications. Our location-based services and patented wayfinding technology sets us apart from our competitors, providing real-time indoor navigation with unmatched precision and customization. Our technology for seamless transition from indoor wayfinding to outdoor location sharing and geofencing is best in class. Phunware is widely known for creating first rate custom mobile applications for large enterprise customers with complex needs to engage with their end users and to facilitate profitable engagements and experiences.

Our software development platform for mobile applications is currently designed to create fully customizable apps and provide related services for larger enterprises. In the first half of 2024, we have seen dramatic growth (939% over the comparable period in 2023) in bookings. Our customers like what we do for them and notably we are getting terrific word of mouth references, accelerating our growth in major customers. Finally, we have added new features and functionalities to our existing products, including artificial intelligence features like an AI Personal Concierge for property guests and Intelligent Reporting for property owners.

Leveraging the Power of Generative AI, our Platform Will Enable Rapid Development and Monetization of Custom Mobile App Solutions

Today, we are announcing the development of a new generative AI-based platform designed to democratize access to world-class design, user experience and content creation so that businesses of any size can design, create, build, and deploy high-quality custom mobile applications in days or even hours. By leveraging generative AI, we believe that the new platform will simplify mobile app design and content creation and drastically reduce the need for expensive and time-consuming design and development investments.

This platform marks the next chapter in Phunware’s evolution, building on a decade and a half of providing custom mobile app solutions to several thousand U.S. and global customers, including some of the most recognized Fortune 100 & 500 brands.

The platform is designed to harness and integrate the power of generative AI to enable all businesses to quickly develop and monetize custom mobile app solutions, making them accessible to small and medium-sized businesses. We also expect to add new AI-related features and functionalities to all of Phunware’s mobile app offerings, reinforcing our position as a leader and innovator in the continually-growing mobile app market.

Phunware’s Competitive Advantages in a Multi-Billion Dollar Global Mobile App Market

Our planned incorporation of AI into our SaaS platform is driven by our view that consumer engagement with mobile-first solutions and artificial intelligence technology will continue to play a critical role across industries. Key competitive advantages of this platform will include:

Phunware PR - Shareholder Letter (October 2024) candidate final

▪
AI-Driven Customization: Generative AI frameworks provide customizable templates for rapid mobile app creation, reducing development costs and accelerating time-to-market, and include important features and functionalities such as AI-powered personal concierge and contextual engagement.

▪
End-to-End Modular Design: Our independent software modules, such as location-based services, digital advertising tools such as programmatic advertising and real-time data analytics support flexible audience building and engagement strategies.

▪
Advanced Location-Based Services (LBS): Our market leading indoor navigation and outdoor geofencing systems continue to offer even more precise geopositioning and collection of user data using a combination of GPS, Wi-Fi, BLE, and sensor data for customized on-venue user engagement in sectors such as hospitality, healthcare, retail, residential, sports and convention centers, gaming facilities and other verticals involving large real properties or portfolios of properties.

▪
Data Analytics: Our enhanced review and analysis of data of mobile app usage and user behaviors support assessment of intent and other metrics to drive user engagement, conversion and retention.

▪
Multi-Industry Capability: Our platform is designed to provide low- or no-code custom mobile apps across a range of sectors, from hospitality and healthcare to other verticals such as advocacy, retail and ecommerce in the U.S. and other leading economies including China, Brazil and India.

The adoption of our generative AI-powered SaaS platform is expected tol benefit our existing customers and all industry verticals and create meaningful opportunities for accessing new markets. Our platform is designed to automate the development intake process, reduce development costs and time-to-market, and enable innovation and user engagement through AI. We are leading the way to make AI-powered mobile applications accessible to enterprise and small- and medium business customers alike.

We expect our new AI-powered SaaS platform will launch mid-2025. We also expect to further integrate AI and machine learning capabilities into our new platform in 2025. We intend to integrate AI-driven predictive analytics into the platform by Q3 2025, providing businesses with advanced tools for analyzing customer data to predict future behaviors. We also expect the new platform to offer seamless integrations of its mobile apps with additional cloud service providers, ensuring modern scalability, flexibility, efficiency and security for businesses of all sizes.

Digital Advertising Business

We also have a growing business in providing digital advertising campaigns for a range of customers. We work with agencies and directly with our own customers, from public companies to non-profit organizations to governmental entities. We place general awareness,

Phunware PR - Shareholder Letter (October 2024) candidate final performance-based and retargeting advertising campaigns for our customers, enabling them to successfully reach their audiences and achieve their marketing objectives. We have provided digital advertising and related placements to hundreds of customer campaigns 2024 to date and continue to see strong demand for these services.

We plan to expand our digital advertising platform in several additional ways. We intend to relaunch our programmatic advertising capabilities into our core mobile platform. This will enable us to help our customers conduct more efficient, scalable digital advertising campaigns through our platform and through partnerships or alliances with one or more third-party programmatic advertising platforms. The integrated solution will be designed to utilize generative AI to help our customers personalize their digital advertising campaigns to individual users based on behavior, preferences and demographics to enhance user engagement and increase conversions. Finally, we intend to serve a global audience with these capabilities, tied to our mobile application portfolio growth.

Voter / Advocacy Engagement Business

We are also planning to invest in the application of our AI-powered platform to advocacy and voter engagement. You will recall that we developed and implemented the Donald J. Trump 2020 Presidential Campaign app, a highly regarded and well received voter / advocacy engagement app.

We think this was just the tip of the iceberg. Every election cycle, candidates set new records in spending and we believe that our AI-powered platform can help make that spend more impactful. Further, we believe that it is more important than ever for Phunware to help political candidates and voters connect, engage and participate in the voting process, and for individuals and organizations to become knowledgeable about, educate others about, and advocate for events, causes and issues that are important to them. Our platform can help them do just that.

We plan to continue to use our AI-powered platform to develop custom mobile apps for election campaigns, political action committees, and other organizations to identify, engage and turn out voters. Our mobile advertising solutions will be a part of driving voter engagement as well. We may invest in and partner with other technology providers and organizations that use mobile technologies to drive voter and advocacy engagement. We will likely pursue these opportunities both in the U.S. and with strategic partners and alliances globally.

Financial Strength

Our spend has been adjusted to fit the size of our business today and to focus investment on the future. We believe that sober execution against our business plan is the right way to deliver long-term stockholder value and we are focused on the careful stewardship of the company to bring our vision to life.

A.
We have zero debt and believe we have adequate access to the necessary resources to support our investments and sustain our business as we invest in the evolution and growth of our company

Phunware PR - Shareholder Letter (October 2024) candidate final

B.
We have seen dramatic improvement to our year-to-date software and advertising business bookings which we believe demonstrates a growing demand for our software and advertising offerings
C.
We are judiciously investing in sales, engineering, AI, marketing and business development to fulfill our vision for the company’s future

We have not said much in the markets recently. In retrospect, we’ve probably said too little. Moving ahead, we intend to continue to provide our stockholders with additional updates on our businesses and products from time to time. Our focus will remain on platform launch, product roadmaps and timelines; innovation; operational efficiency; building thought leadership; and inorganic growth, including tactical and strategic acquisitions, investments, partnerships and alliances. And we will endeavor to keep stockholders advised of significant occurrences every step of the way.

I’ll end where I started…I believe Phunware’s best days are ahead. We look forward to continuing to create and enhance value for our stockholders, customers, employees and the consumers who use our products.

Thank you for your ongoing support.

Mike Snavely

Chief Executive Officer

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions. We provide businesses with the tools to create, implement and manage custom mobile applications and analytics, digital advertising and location-based services. Phunware is transforming mobile engagement by delivering scalable and personalized mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through widespread adoption of Phunware mobile technologies, by leveraging brands, consumers, partners and digital asset holders and market participants. Phunware is poised to expand its software products and services audience and industry verticals through its new platform, utilize and monetize its patents and other intellectual property rights and interests, and update and reintroduce its digital asset ecosystem for existing holders and new market participants.

For more information, please visit https://www.ai.phunware.com or contact:

Phunware PR - Shareholder Letter (October 2024) candidate final

MZ Group, North America
Joe McGurk,  Managing Director
917-259-6895
PHUN@mzgroup.us

Phunware Investor Relations:

CORE IR
516-222-2560
investorrelations@phunware.com

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, Phunware is using forward-looking statements when it discusses the proposed offering and the timing and terms of such offering and its intended use of proceeds from such offering should it occur.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate

Phunware PR - Shareholder Letter (October 2024) candidate final may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Phunware PR - Shareholder Letter (October 2024) candidate final